Exhibit 10.24

FIRST AMENDMENT TO EMPLOYMENT OFFER LETTER

First Amendment (this “Amendment”) made and entered into by and between KAGY Holding Company, Inc., a Delaware corporation (the “Company”), AGY Holding Corp. (the “Principal Subsidiary”), a Delaware corporation, with its principal place of business at 2558 Wagener Road, Aiken, South Carolina, and Drew Walker (the “Executive”), effective as of the 7th day of April, 2006, amending that certain employment offer letter, dated as of December 10, 2004 by and between the Principal Subsidiary and the Executive (the “Original Agreement”).

WHEREAS, the Principal Subsidiary and the Executive previously entered into the Original Agreement and the Company subsequently acquired the Principal Subsidiary;

WHEREAS, the operations of the Company are a complex matter requiring direction and leadership in a variety of arenas, including financial, strategic planning, regulatory, community relations and others;

WHEREAS, the Executive is possessed of certain experience and expertise that qualify him to provide the direction and leadership required by the Company;

WHEREAS, the Company and the Principal Subsidiary therefore wish to continue to employ the Executive as Vice President of Sales and Marketing of the Principal Subsidiary and the Executive wishes to accept a continuation of such employment;

WHEREAS, the Company has adopted the KAGY Holding Company, Inc. Severance Plan (“KAGY Severance Plan”), under which, subject to certain terms and conditions described therein, the Executive is eligible for severance benefits which are more favorable than that for which he was eligible under the AGY Senior Leadership Team severance policy; and

WHEREAS, the Company, Principal Subsidiary, and the Executive desire to amend the Original Agreement to incorporate the terms of the KAGY Severance Plan and to increase the Executive’s base salary;

NOW, THEREFORE, in consideration of the foregoing premises and for the good and valuable consideration recited above, the receipt and sufficiency of which is hereby acknowledged, the parties hereby agree as follows:

1. Amendment of Base Salary Section of Original Agreement. The Base Salary Section of the Compensation and Benefits Heading of the Original Agreement is hereby amended, in its entirety, to read as follows:

Base Salary and Severance Benefits:

Effective as of the date of this Amendment, your initial base salary will be at the rate of $178,500 per year, less applicable taxes and other withholdings. You will have an annual salary review each January.

You shall be eligible for severance payments and benefits in accordance with the KAGY Severance Plan, subject to the terms and conditions provided therein. You shall not be eligible for severance payments or benefits under the AGY Senior Leadership Team severance policy, or any other policy or plan of the Company or Principal Subsidiary providing for such benefits. You hereby agree to execute the Confidentiality, Non-Solicitation, and Non-Competition Agreement referred to in Paragraph 7 of the KAGY Severance Plan and attached as Exhibit B thereto.

2. Amendment of Benefits and Perquisites Section of Original Agreement. The Benefits and Perquisites Section of the Compensation and Benefits Heading of the Original Agreement is hereby amended to add a third paragraph as follows:

During your employment, the Company will reimburse you for the reasonable costs related to renewing your green card; provided that you shall be liable for any income tax liability with respect to such reimbursement.

3. Original Agreement Remains in Effect. Except as expressly amended by this Amendment, the Original Agreement remains in full force and effect and nothing in this Amendment shall otherwise affect any other provision of the Original Agreement or the rights and obligations of the parties thereto.

[Signature page to follow]

IN WITNESS WHEREOF, the Company and the Principal Subsidiary have duly executed this Amendment to the Original Agreement by their authorized representatives, and Executive has hereunto set his hand in each case effective as of the date first above written.

KAGY HOLDING COMPANY, INC.

By:	/s/ Douglas J. Mattscheck
Douglas J. Mattscheck
President

AGY HOLDING CORP.

By:	/s/ Douglas J. Mattscheck
Douglas J. Mattscheck
President

EXECUTIVE

/s/ Drew Walker
Drew Walker